UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2019

PRESSBURG, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32720	83-1984112
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

14701 Hertz Quail Springs Pkwy

Oklahoma City, OK 73134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (405) 896-8050

Roan Resources, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ROAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Effective at 8:25 a.m. (Central Time) on December 6, 2019 (the “Conversion Effective Time”), the registrant, Roan Resources, Inc., a Delaware corporation, converted into a Delaware limited liability company named “Pressburg, LLC” (the “Conversion”). References herein to “Roan,” “Pressburg” or the “Company” refer to Roan Resources, Inc. prior to the Conversion and to Pressburg, LLC following the Conversion.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 6, 2019, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 1, 2019, by and among Citizen Operating, LLC, Citizen Energy Pressburg Inc. (“Merger Sub”) and the Company, the Company completed its previously announced merger whereby Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

At the effective time of the Merger on December 6, 2019 (the “Effective Time”), each share of the Company’s Class A common stock, $0.001 par value per share (the “Company common stock”), issued and outstanding immediately prior to the Effective Time was cancelled and automatically converted into the right to receive $1.52 in cash, without interest (the “Merger Consideration”), other than (i) shares that were held in the treasury of the Company or owned of record by any wholly owned subsidiary of the Company, (ii) shares owned of record by Parent or any of its wholly owned subsidiaries and (iii) shares held by stockholders who did not vote in favor of or consent to the adoption of the Merger Agreement and who properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law concerning the right of holders of shares to require appraisal (collectively, the “Cancelled Shares and Dissenting Shares”).

In connection with the consummation of the Merger, the New York Stock Exchange (the “NYSE”) was notified on December 6, 2019 that each share of the Company common stock issued and outstanding immediately prior to the Effective Time, other than the Cancelled Shares and Dissenting Shares, was converted pursuant to the Merger Agreement into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. The Company requested that the NYSE file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist all of the shares of Company common stock from the NYSE and to deregister the shares of Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. The shares of Company common stock were suspended from trading on the NYSE prior to the opening of trading on December 6, 2019.

The Company also intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting to terminate the registration of the shares of Company common stock under Section 12(g) of the Exchange Act and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 1, 2019, and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent applicable, the information set forth under Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSBURG, LLC

By:	/s/ Tim Helms
Name:	Tim Helms
Title:	Executive Vice President

Date: December 6, 2019